PROMISSORY NOTE

Borrower: Steven N. Bednarik  Lender: BRIGHTON BANK
      8263 Ashley Circle      940 West North Temple
      Sandy, UT 84093   Salt Lake City, UT 84116

Principal Amount: $20,606.00  Initial Rate: 11.500%         Date of Note:
August 1, 2M

PROMISE TO PAY. Steven N. Bednarik ("Borrower") promises to pay to BRIGHTON BANK ("Lender"), or order, In lawful money of the United States of America, the principal amount of Twenty Thousand Six Hundred Six & 00/100 Dollars ($20,606.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate will not increase above 24.000%.

PAYMENT. Borrower will pay this loan on demand, or If no demand Is made, in one payment of all outstanding principal plus all accrued unpaid Interest on August 1, 2001. In addition, Borrower will pay regular quarterly payments of accrued unpaid Interest beginning November 1, 2000, and all subsequent interest payments are due on the same day of each quarter after that. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index'). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each Day. The Index currently is 9.SOO% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index, adjusted If necessary for the minimum and maximum rate limitations described below, resulting in an Initial rate of 1 1.500% per annum. Notwithstanding any other provision of this Note, the variable Interest rate or rates provided for In this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 8.500% per annum or more than (except for any higher default rate shown below) the lesser of 24.000% per annum or the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever Is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrowees behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower dies or becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 24.000% per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' few and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of Utah. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Salt Lake City County, the State of Utah. Lender and Borrower hereby waive the right to any jury trial In any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of Utah.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrowees accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by a Security Agreement date August 1, 2000 (1997 Chevrolet Pickup, Model #GM4GK2, VIN #lGCGK29J3VE121406).

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lendees address shown above written notice of revocation of their authority: Steven N. Bednarik. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrowees accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, Including daily computer print-outs. Lender will have no obligation to advance funds under this Note W (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

08-01-2000
PROMISSORY NOTE
                      Page 2

Loan No 45-10190-4
   (Continued)

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLLIDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:






Steven N. Bednarik



LENDER:

BRIGHTON BANK

By:
Authorized Officer

Variable Rate.  Line of Credit.                         LASER PRO, Reg.  U.S.
Pat. & T.M. Off., Ver. 3.28 (c) 2000 CFI ProServices, Inc. All rights reserved. JUT-D20 45101904.LN G21.OVL]



DISBURSEMENT REQUEST AND AUTHORIZATION


References in the shaded area are for Lender's use only and do not limit the applicable

      Borrower: Steven N. Bednarik  Lender: BRIGHTON BANK
      8263 Ashley Circle      940 West North Temple
      Sandy, UT 94093   Salt Lake City, UT 94116


LOAN TYPE. This is a Variable Rate (2.000% over Brighton Bank Prime Rate, with an interest rate floor of 8.500%, and with an interest rate ceiling of 24.000%, making an initial rate of 11.500%), Revolving Line of Credit Loan to an Individual for $20,606.00 due on August 1, 2001.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:
Personal, Family, or Household Purposes or Personal Investment.
Business (including Real Estate Investment).
SPECIFIC PURPOSE.  The specific purpose of this loan is: Line of Credit.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $20,606.00 as follows:

      Undisbursed Funds:      $20,000.00
      Other Charges Financed: $6.00
      $6.00 Title Registration
      Total Financed Prepaid Finance Charges:   $600.00
      $200.00 Loan Documentation
      $400.00 Loan Origination

      Note Principal:   $20,606.00

FINAL AGREEMENT. Borrower understands that the loan documents signed in connection with this loan are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED AUGUST 1, 2000.

BORROWER:

Steven N. Bednarik
Variable Rate.  Line of Credit.               LASER PRO, Reg.  U.S. Pat. &
T.M. Off., Ver. 3.28 (c) 2000 CFI ProServices, Inc. All rights reserved. [UT-120 45101904.LN G21.OVLI